                  MORGAN STANLEY QUALITY MUNICIPAL INCOME TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2008 - APRIL 30, 2009

                                                                     AMOUNT      % OF      % OF
                                           OFFERING      TOTAL     OF SHARES   OFFERING   FUNDS
      SECURITY        PURCHASE/   SIZE OF  PRICE OF    AMOUNT OF   PURCHASED  PURCHASED   TOTAL                           PURCHASED
     PURCHASED       TRADE DATE  OFFERING   SHARES     OFFERING     BY FUND    BY FUND   ASSETS          BROKERS             FROM
     ---------       ----------  --------  --------  ------------  ---------  ---------  ------  ----------------------   ----------
  State of Oregon     03/25/09      --      $101.87  $440,345,000   685,000     0.16%     0.16%  Banc of America           Citigroup
   Department of                                                                                 Securities LLC, Citi,
   Administrative                                                                                J.P. Morgan, Merrill
      Services                                                                                   Lynch & Co., Ramirez &
                                                                                                 Co., Inc., Jackson
                                                                                                 Securities Inc.,
                                                                                                 Stifel Nicalaus,
                                                                                                 Barclays Capital, Loop
                                                                                                 Capital Markets LLC,
                                                                                                 Morgan Stanley,
                                                                                                 Roosevelt and Cross
                                                                                                 Incorporated, Wachovia
                                                                                                 Bank, National
                                                                                                 Association, Raymon d
                                                                                                 James & Associates,
                                                                                                 Inc., DEPFA First
                                                                                                 Albany Securities LLC,
                                                                                                 M.R. Beal & Company,
                                                                                                 Prager, Sealy & Co.,
                                                                                                 LLC, Siebert Brandford
                                                                                                 Shank & Co., LLC RBC
                                                                                                 Capital Markets,
                                                                                                 Southwest Securities,
                                                                                                 Goldman, Sachs & Co.

 The Regents of the   03/13/09     --       $95.346  $385,485,000   500,000     0.06%       0.%  Barclays Capital,          Barclays
   University of                                                                                 Alamo Capital, Banc of     Capital
 California General                                                                              America Securities
   Revenue Bonds                                                                                 LLC, J.P. Morgan, SL
                                                                                                 Hare Capital, Inc., De
                                                                                                 La Rosa & Co., Jackson
                                                                                                 Securities, Grigsby &
                                                                                                 Associates, Inc.,
                                                                                                 Goldman, Sachs & Co.,
                                                                                                 Morgan Stanley,
                                                                                                 Wedbush Morgan
                                                                                                 Securities